Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

CARDCONNECT CORP.

at

$15.00 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated June 7, 2017

by

MINGLEWOOD MERGER SUB INC.,

a wholly-owned subsidiary

of

FIRST DATA CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE

MINUTE AFTER 11:59 P.M., EASTERN TIME, ON WEDNESDAY, JULY 5, 2017,

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of CardConnect Corp., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Wells Fargo Bank, N.A., (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by facsimile transmission, mail or overnight courier to the Depositary and must include a Guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

If delivering by mail:	By Facsimile Transmission:	If delivering by hand, express mail, courier, or other expedited service:
By 5:00 p.m. Eastern Time on Expiration Date Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	(Eligible Institutions only) Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions (800) 468-9716 (phone) (866) 734-9952 (fax)	By 5:00 p.m. Eastern Time on Expiration Date Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

Pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, the undersigned hereby tenders to Minglewood Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of First Data Corporation, a Delaware corporation, the number of shares of common stock, par value $0.001 per share (the “Shares”), of CardConnect Corp., a Delaware corporation, specified below, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 7, 2017, and in the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”). The undersigned hereby acknowledges receipt of the Letter of Transmittal.

Number of Shares Tendered:	Name(s) of Record Holder(s)

☐ Check if securities will be tendered by book-entry transfer.
(please print)

Name of Tendering Institution:	Address(es):

Account No.:
(Zip Code)

Dated:	, 2017
Area Code and Telephone No(s):

Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (ii) represents that the tender of Shares effected hereby complies with Rule 14e-4, and (iii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three (3) Nasdaq Stock Market trading days after the date hereof.

Name of Firm

Address

Zip Code

Area Code and Telephone No.

Authorized Signature

Name (Please Print or Type)

Title

Date:                 , 2017

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS

NOTICE.

CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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